EXHIBIT 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3/A of Intellisync Corporation (formerly Pumatech, Inc.) of our report dated May 23, 2003 relating to the audited financial statements of Starfish Software, Inc., which appears in Exhibit 99.1 of the Current Report on Form 8-K/A of Intellisync Corporation filed June 10, 2003. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP
San Jose, California
July 23, 2004